UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2018 (January 24, 2018)

VinCompass Corp.

(Exact name of registrant as specified in its charter)

Wyoming	000-54567	80-05552115
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

795 Folsom Street, 1st Floor, San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 415-817-9955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

VINCOMPASS CORP.

Form 8-K

Current Report

ITEM 8.01	OTHER EVENTS.

The Company’s report on Form 10-Q for the quarterly period ended November 30, 2017 (“Quarterly Report”) filed on January 24, 2018, as noted, were not reviewed by the Company’s registered public accounting firm. The Company’s registered public accounting firm has not yet reviewed Management’s report on the Company’s internal control over financial reporting. While management has also evaluated our internal control over financial reporting, and there have been no significant changes in our internal controls or in other factors that could significantly affect those controls subsequent to the date of our last review or previous Audit. The Company will amend the Quarterly Report as a result of the review’s completion, and would file a subsequent 10Q/A accordingly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCOMPASS CORP.
Date: January 25, 2018	By:	/s/ Peter Lachapelle
Peter Lachapelle
Chief Executive Officer & Director